EQUITY LINKED INVESTMENT SOLUTIONS

Filed Pursuant to Rule 433

Registration No. 333-169119

May 27, 2011

The highly dynamic environment of today’s financial markets creates new opportunities and challenges for investors. As a result, investors are looking for innovative ideas and creative solutions to mitigate risk and maximize return on their portfolios. A growing number of investors are seeking different, sophisticated strategies that could help them meet their financial goals. There is an increasing need for efficient financial products that may allow investors to realize higher yields, reduce their risk exposure and achieve access to a wider range of asset classes, such as international equities, commodities, foreign currencies and various market indices. Due to this growing need, structured investments (“Structured Investments”) have become a key driver in today’s global markets. Any investment in Structured Investments may involve risks all investors should be aware of when making an investment decision. Please see “Certain Risk Considerations” in this presentation.

Structured Investments can help investors meet their specific financial goals and provide greater diversification* to their investment portfolios. Structured Investments encompass a variety of structures and terms. The most typical are structured notes and structured certificates of deposit, which consist of a debt security and a bank deposit, respectively linked to the performance of a reference asset (equity, equity index, commodity, commodity index or foreign currency). Among the variety of structures available, most aim to help investors achieve the following primary objectives: generate higher yields, participate in potential for enhanced returns or, in the case of principal protected notes and structured certificates of deposit, minimize the loss of principal, subject, in each case, to issuer credit risk.

*	Diversification does not protect against loss.

What is an Equity Linked Structured Investment or an Equity Index Linked Structured Investment and how do they work?

An Equity Linked Structured Investment provides exposure to a specific underlying share or basket of shares. An Equity Linked Structured Investment may provide for some degree of principal protection of the invested principal if held to maturity, regardless of performance of the underlying share. Subject to the availability FDIC insurance for Equity Linked certificates of deposit, Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party, and any payment to be made on Equity Linked Structured Investments, including any principal protection provided at maturity, depends on the ability of the issuer to satisfy its obligations as they come due. The return at maturity may vary depending on the underlying share’s performance. The investor might participate as little as partially or as much as a multiple of the performance of the underlying share or basket of shares. Some or the entire return of the Structured Investment (including invested principal in the case of notes) could be at risk based on the performance of the underlying share or basket of shares.

An Equity Index Linked Structured Investment provides exposure to a specific underlying equity index or basket of indices. This type of investment follows the same rationale as an Equity Linked Structured Investment.

A Barclays Capital Equity Linked Structured Investment provides exposure to one or more of Barclays Capital Equity Indices. These indices have been developed to try to capture any potential benefits of various strategies in the equity markets. A Barclays Capital Equity Index Linked Structured Investment may potentially provide for full protection of invested principal* if held to maturity, regardless of the performance of the underlying equity index, and may have a variable or conditional return that would depend on the performance of the underlying equity index. As with Equity Linked Structured Investments, participation in a Barclays Capital Equity Index Linked Structured Investment could be as little as partial or as much as a multiple of the performance of the underlying equity index. Some or all of the return of the Structured Investment (including invested principal in the case of notes) could be at risk based on the performance of the underlying index or indices.

An Equity Linked Structured Investment or a Barclays Capital Equity Index Linked Structured Investment may provide for enhanced yield. Such Structured Investments may enable an investor to improve his/ her portfolio diversification and therefore may enable participation in markets that are not otherwise easily accessible. Additionally, an Equity or a Barclays Capital Equity Index Linked Structured Investment may provide for principal protection* if held to maturity, which can enable the investor to participate in the potential upside, with a known limited downside.

What is an Equity Basket?

An equity basket measures the performance of two or more equities based on their collective performance rather than their individual performance. Typically, an investor who is long a basket would participate in any possible upside or downside of the average of that basket. For the purpose of determining the weighted average performance of the basket, the equities comprising the basket might be weighted equally or not.

* Any payment on such Structured Investments, including any principal protection feature, is subject to the creditworthiness of the issuer. Structured Investments are not, either directly or indirectly, an obligation of any third party. 2

EQUITY LINKED INVESTMENT SOLUTIONS

What is an example of a Barclays Capital Equity Index?

Barclays Capital has developed a variety of equity indices, each of which is designed to try to capture the potential benefits of different equity trading strategies. One such index is the Barclays Capital Q-BES IndexTM (the “Q-BES Index”). The strategy underlying the Q-BES Index is known as the “Barclays Earnings Surprise Long / Short Strategy,” which we believe is an innovative approach to long / short investing, designed to try to capitalize on the market’s reaction to positive earnings surprises versus consensus estimates for US companies. The Q-BES Index exists in total return and excess return formats. Other Barclays Capital Equity Indices exist or are being developed that employ other equity trading strategies.

Equity Index Linked Notes* Hypothetical Examples

Assuming the Equity Index Linked Note is held to maturity**, there are different scenarios that could occur depending on the performance of the underlying equity index. The following provides hypothetical examples of several scenarios for an Equity Index Linked Non-Principal Protected Note. Not all Equity Index Linked Notes provide for principal protection at maturity, and investors in non-principal protected notes could lose some or all of their principal.

Hypothetical Example

An investor buys a five year Barclays Capital Q-BES Large Cap US IndexTM (equity index) Linked Note. The return at maturity on the Note is dependent on the percentage change in the equity index from the initial valuation date of the Note until the final valuation date of the Note. If the percentage change of the equity index is positive, the return at maturity on the Note is calculated as 150% times the percentage change of the equity index. If the percentage change of the equity index is less than 0.00% but greater than -10.00%, an investor will only receive the principal amount invested with no additional return. If the percentage change of the equity index is less than -10%, the return at maturity of the Note is the percentage change of the equity index plus 10%. The hypothetical initial equity index value or “strike” equals 100, and the principal amount invested equals $1,000.

SCENARIO 1**

The equity index closed at 140 on the final valuation date, above its initial value of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full principal amount, plus an additional amount based on the performance of the equity index. In this case, an additional amount of 60% is paid at maturity.

160% Q-BES 140% Initial Level 120% 100% 80% 60%

0 1 2 3 4 5

* These hypothetical examples illustrates hypothetical pay-offs for notes linked to equity underlyings. These examples are applicable to structured CDs if such examples contemplate 100% principal protection, subject to issuer credit risk.

** The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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Step 1: Calculate the equity index performance.

Equity Index Equity Index Equity Index Equity Index Initial Level Final Level Performance

Barclays Capital Q-BES

100 140 40.00% Large Cap US IndexTM

Step 2: Calculate the payment at maturity.

Because the equity index performance of 40.00% is greater than 0.00%, the payment at maturity would be equal to (a) the principal amount of the Notes plus (b) the principal amount multiplied by the product of (i) the participation rate and (ii) the equity index performance, calculated as follows:

$1,000 + [$1,000 x (participation rate x equity index performance)] = $1,000 + [$1,000 x (150% x 40.00%)] = $1,600.00

Therefore, the payment at maturity would be $1,600 per $1,000 principal amount, representing a

60.00% return on the initial investment over the term of the Notes.

SCENARIO 2*

On the final valuation date, the equity index closed at the initial level of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full principal amount.

Step 1: Calculate the equity index performance.

130% Q-BES 120% Initial Level 110% 100% 90% 80% 70% 60%

0 1 2 3 4 5

Equity Index Equity Index Equity Index Equity Index Initial Level Final Level Performance

Barclays Capital Q-BES

100 100 0.00% Large Cap US IndexTM

Step 2: Calculate the payment at maturity.

Because the equity index performance is equal to 0.00%, the investor would receive a payment at maturity of $1,000. The return on the investment would be 0.00%.

Not all Equity Index Linked Notes provide for principal protection at maturity, and investors in non-principal protected notes could lose some or all of their principal.

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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EQUITY LINKED INVESTMENT SOLUTIONS

SCENARIO 3**

On the final valuation date, the equity index closed below the initial level of 100.

Hypothetical Payoff At Maturity

At maturity, the investor would receive the full principal amount.

Step 1: Calculate the equity index performance.

120% 110% 100% 90% 80%

Q-BES 70% Initial Level 60%

0 1 2 3 4 5

Equity Index Equity Index Equity Index Equity Index Initial Level Final Level Performance

Barclays Capital Q-BES

100 95 -5.00% Large Cap US IndexTM

Step 2: Calculate the payment at maturity.

Because the equity index performance of -5.00% is less than 0.00%, but greater than -10.00%, the investor would receive a payment at maturity of $1,000. The return on the investment would be 0.00%.

SCENARIO 4*

On the final valuation date, the equity index closed below the initial level of 100.

Hypothetical Payoff At Maturity

At maturity, the investor would receive an amount less than the principal amount. In this case, the amount paid at invested maturity would be 90% of the principal amount.

120% 110% 100% 90% 80%

Q-BES 70% Initial Level 60%

0 1 2 3 4 5

Not all Equity Index Linked Notes provide for principal protection at maturity, and investors in non-principal protected notes could lose some or all of their principal.

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* These hypothetical examples illustrates hypothetical pay-offs for notes linked to equity underlyings. These examples are applicable to structured CDs if such examples contemplate 100% principal protection, subject to issuer credit risk.

** The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party. 5

Step 1: Calculate the equity index performance.

Equity Index Equity Index Equity Index Equity Index Initial Level Final Level Performance

Barclays Capital Q-BES

100 80 -20.00% Large Cap US IndexTM

Step 2: Calculate the payment at maturity.

Because the equity index performance of -20% is less than -10.00%, the payment at maturity would be equal to (a) the principal amount of the Notes plus (b) the principal amount of the Notes multiplied by the sum of (i) the equity index performance and (ii) 10.00% calculated as follows:

$1,000 + [$1,000 x (equity index performance + 10.00%)] = $1,000 + [$1,000 x (-20.00% + 10.00%)] $1,000 + [$1,000 x (-10.00%)] = $900

Therefore, the payment at maturity would be $900 per $1,000 principal amount, representing a -10.00% return on the initial investment over the term of the Notes.

Not all Equity Index Linked Notes provide for principal protection at maturity, and investors in non-principal protected notes could lose some or all of their principal.

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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EQUITY LINKED INVESTMENT SOLUTIONS

Equity Index Basket Linked Notes* Hypothetical Examples

Assuming the Equity Index Basket Linked Note is held to maturity**, there are different scenarios that could occur depending on the performance of the underlying basket components. The following provides hypothetical examples of several scenarios of an Equity Index Basket Linked Non-Principal Protected Note. Not all Equity Index Basket Linked Notes provide for principal protection at maturity, and investors in non-principal protected notes could lose some or all of their principal.

Hypothetical Example

An investor buys a three year Equity Index Basket Linked Note. The return at maturity on the Note is dependent on the percentage change in the equity index basket from the initial valuation date of the Note until the final valuation date of the Note. If the percentage change of the equity index basket is positive, the return at maturity on the Note is calculated as 150% times the percentage change in the basket value. If the percentage change of the equity index basket is less than 0.00% but greater than -10.00%, an investor will only receive the principal amount invested with no additional return. If the percentage change of the equity index basket is less than -20%, the return at maturity of the Note is the percentage change of the equity index basket plus 20%. The hypothetical initial equity basket value or “strike” equals 100, and the principal amount invested equals $1,000. In the example below, the equity index basket is comprised of the Dow Jones EURO STOXX 50® Index (“DJ Euro STOXX 50”), the S&P 500® Index (the “S&P 500”), the Nikkei® 225 index I (the “ Nikkei 225”) and the FTSE® 100 Index (the “FTSE 100”).

SCENARIO 1*

On the final valuation date, the basket value is greater than the initial basket value of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full principal amount, plus an additional amount based on the basket performance. In this case, an additional amount of 30% would be paid at maturity.

130% 120% 110% 100% 90%

80% Basket of Indices 70% Initial Level 60%

0 1 2 3 4 5

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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Step 1: Calculate the basket performance.

Basket Component	Initial Equity Index Level	Final Equity Index Level	Performance of Basket Component	Weight	Basket Component Performance
DJ Euro STOXX 50	2,938.77	3,813.64	29.77%	0.25	7.44%
S&P 500	1,179.01	1,381.33	17.16%	0.25	4.29%
Nikkei 225	10,828.85	11,858.67	9.51%	0.25	2.38%
FTSE 100	5,718.04	7,064.64	23.55%	0.25	5.89%
Basket Performance					**20.00%**

Step 2: Calculate the payment at maturity.

Because the basket performance of 20.00% is greater than 0.00%, the payment at maturity would be equal to (a) the principal amount of the Notes *plus* (b) the principal amount *multiplied* by the product of (i) the participation rate and (ii) the basket performance, calculated as follows:

$1,000 + [$1,000 x (participation rate x basket performance)] =
$1,000 + [$1,000 x (150% x 20.00%)] = $1,300.00

Therefore, the payment at maturity would be $1,300 per $1,000 principal amount, representing a 30.00% return on the initial investment over the term of the Notes.

SCENARIO 2*

On the final valuation date, the basket value is equal to the initial basket value of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full principal amount.


120%
110%
100%
90%
80%
70%
60%
0
1
2
3
4
5
Basket of Indices
Initial Level

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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EQUITY LINKED INVESTMENT SOLUTIONS

Step 1: Calculate the basket performance.

Basket Component	Initial Equity Index Level	Final Equity Index Level	Performance of Basket Component	Weight	Basket Component Performance
DJ Euro STOXX 50	2,938.77	2,818.28	-4.10%	0.25	-1.03%
S&P 500	1,179.01	1,256.24	6.55%	0.25	1.64%
Nikkei 225	10,828.85	9,527.22	-12.02%	0.25	-3.01%
FTSE 100	5,718.04	6,265.26	9.57%	0.25	2.39%
Basket Performance					**0.00%**

Step 2: Calculate the payment at maturity.

Because the basket performance is equal to 0.00%, the investor would receive a payment at maturity of $1,000. The return on the investment would be 0.00%.

SCENARIO 3*

On the final valuation date, the basket value is less than the initial basket value of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full principal amount.


110%
100%
90%
80%
70%
60%
0
1
2
3
4
5
Basket of Indices
Initial Level

Step 1: Calculate the basket performance.

Basket Component	Initial Equity Index Level	Final Equity Index Level	Performance of Basket Component	Weight	Basket Component Performance
DJ Euro STOXX 50	2,938.77	2,568.48	-12.60%	0.25	-3.15%
S&P 500	1,179.01	1,091.76	-7.40%	0.25	-1.85%
Nikkei 225	10,828.85	10,154.21	-6.23%	0.25	-1.56%
FTSE 100	5,718.04	4,929.52	-13.79%	0.25	-3.45%
Basket Performance					**-10.00%**

Step 2: Calculate the payment at maturity.

Because the Basket Performance of -10.00% is less than 0%, but greater than -20.00%, the investor would receive a payment at maturity of $1,000. The return on the investment would be 0.00%.

Not all Equity Index Basket Linked Notes provide for principal protection at maturity, and investors in non-principal protected notes could lose some or all of their principal.

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

9

SCENARIO 4*

On the final valuation date, the basket value is less than the initial basket value of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive an amount less than the principal amount. In this case, the amount paid at maturity would be 96% of the principal amount.


110%
100%
90%
80%
70%
60%
0
1
2
3
4
5
Basket of Indices
Initial Level

Step 1: Calculate the Basket Performance.

Basket Component	Initial Equity Index Level	Final Equity Index Level	Performance of Basket Component	Weight	Basket Component Performance
DJ Euro STOXX 50	2,938.77	2,081.82	-29.16%	0.25	-7.29%
S&P 500	1,179.01	953.23	-19.15%	0.25	-4.79%
Nikkei 225	10,828.85	9,786.03	-9.63%	0.25	-2.41%
FTSE 100	5,718.04	3,542.33	-38.05%	0.25	-9.51%
Basket Performance					**-24.00%**

Step 2: Calculate the payment at maturity.

Because the basket performance of -24.00% is less than -20.00%, the payment at maturity would be equal to (a) the principal amount of the Notes *plus* (b) the principal amount of the Notes *multiplied* by the sum of (i) the basket performance and (ii) 20.00% calculated as follows:

$1,000 + [$1,000 x (basket performance + 20.00%)] =
$1,000 + [$1,000 x (-24.00% + 20.00%)]
$1,000 + [$1,000 x (-4.00%)] = $960

Therefore, the payment at maturity would be $960 per $1,000 principal amount, representing a -4.00% return on the initial investment over the term of the Notes.

Not all Equity Index Basket Linked Notes provide for principal protection at maturity, and investors in non-principal protected notes could lose some or all of their principal.

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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EQUITY LINKED INVESTMENT SOLUTIONS

Certain Risk Considerations

Market Risk:

The market value of the Structured Investments may be affected by the volatility of the reference asset, the level, value or price of the reference asset at the time of the sale, changes in interest rates, the supply and demand of the Structured Investments and a number of other factors. The principal invested may be fully exposed to any decline in the reference asset if the Structured Investments are not 100% principal protected (in the case of notes only).

The investor should be willing to hold the Structured Investments until maturity. If the investor sells the Structured Investments before maturity, the investor may have to do so at a substantial discount from the issue price, and as a result, the investor may suffer substantial losses. The price, if any, at which the investor will be able to sell the Structured Investments prior to maturity may be substantially less than the amount originally invested in the Structured Investments, depending upon the level, value or price of the reference asset at the time of the sale.

Credit of the Issuer:

The types of Structured Investments detailed in this free writing prospectus are senior unsecured obligations of the issuer, Barclays Bank PLC or Barclays Bank Delaware, as the case may be, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Structured Investments, including any partial, contingent or principal protection feature, depends on the ability of Barclays Bank PLC or Barclays Bank Delaware, as the case may be, to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC or Barclays Bank Delaware, as the case may be, may affect the market value of the Structured Investments and, in the event Barclays Bank PLC or Barclays Bank Delaware, as the case may be, were to default on its obligations, the investor may not receive the amounts owed to them under the terms of the Structured Investments.

Liquidity:

There may be little or no secondary market for the Structured Investments. Barclays Capital Inc. and other affiliates of Barclays Bank PLC or Barclays Capital Delaware, as the case may be, intend to engage in limited purchase and resale transactions. If they do, however, they are not required to do so and may stop at any time, and there may not be a trading market in this product. If the investor sells the Structured Investments prior to maturity, the investor may have to sell them at a substantial loss. The investor should be willing to hold the Structured Investments to maturity.

Price Volatility:

Movements in the levels, values or prices of the reference assets or their respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. As a result, it is impossible to predict whether their levels, values or prices of the reference assets will rise or fall during the term of the Structured Investments. Changes in the levels, values or prices will determine the payment at maturity on the Structured Investments. Therefore, these changes may result in a loss of the invested principal (in the case of notes only). As the Structured Investments are linked to reference assets that may be unpredictable and volatile, we cannot guarantee that these changes will be beneficial to the investor, and therefore the investor may receive less than the amount he or she initially invested in the Structured Investments.

Potential Conflicts of Interests:

In the case of the Barclays Capital Equity Linked Index Structured Investments, Barclays Capital, a division of Barclays Bank PLC, is the index sponsor. The index sponsor is responsible for the composition, calculation and maintenance of the Index and has the discretion in a number of circumstances to make judgments in connection with the composition, calculation and maintenance of the Index. The exercise of this discretion may present the index sponsor with significant conflicts of interest in light of the fact that Barclays Bank PLC or Barclays Bank Delaware, as the case may be, is the issuer of the Structured Investments. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the Structured Investments into consideration at any time.

In addition, Barclays Bank PLC or Barclays Bank Delaware, as the case may be, and its affiliates play a variety of roles in connection with the issuance of the Structured Investments, including hedging its obligations under the Structured Investments. In performing these duties, the economic interests of Barclays Bank PLC and its affiliates are potentially adverse to your interests as an investor in the Structured Investments.

Sales Through Barclays Wealth:

Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Structured Investments to certain of its clients. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC in connection with the distribution of the Structured Investments to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is acting solely as agent for Barclays Bank PLC or Barclays Bank Delaware, as the case may be. If you are considering whether to invest in the Structured Investments through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

EQUITY LINKED INVESTMENT SOLUTIONS

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Structured Investments Prior to Maturity:

The original issue price of the Structured Investments includes the agent’s commission and the cost of hedging our obligations under the Structured Investments through one or more of our affiliates. As a result, assuming no change in market conditions or any other relevant factor, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Structured Investments from you in secondary market transactions may be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you.

Historical Results:

The historical or hypothetical performance of the reference asset should not be taken as an indication of the future performance of the reference asset. It is impossible to predict whether the level, value or price of the reference asset will fall or rise during the term of the Structured Investments, in particular in the environment in recent periods which has been characterized by unprecedented volatility across a wide range of asset classes. Past fluctuations and trends in the reference assets are not necessarily indicative of fluctuations or trends that may occur in the future.

Consider the Merits of an Investment:

In connection with any purchase of a Structured Investment, we urge you to consult your own financial, tax and legal advisors as to the risks involved in an investment in the securities and to investigate the reference asset and not rely on our views in any respect. You should make a complete investigation as to the merits of an investment in a Structured Investment.

Earn Success with Barclays Capital

Barclays Capital’s Investor Solutions team is dedicated to providing a suite of tailored and innovative solutions to a wide range of financial professionals. We provide opportunities for returns that benefit and make sense for our clients. We deliver practical solutions, including:

• All Asset Classes and Structures Under One Roof SM

• Packaging complex ideas into simple and efficient publicly registered products

• Commitment to our clients – client service is the foundation for our success

EQUITY LINKED INVESTMENT SOLUTIONS

Additional Information

The following legend shall be applicable solely to the use of this presentation in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc., Barclays Wealth or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. or Barclays Wealth sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

The following disclaimer shall be applicable to the use of this presentation other than in connection with an SEC-registered offering of any securities:

This presentation has been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction document(s).

This presentation shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments (collectively, the “Products”), which shall be subject to Barclays’ internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or service related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary and is not providing any investment advice or recommendations of any kind. Accordingly, you must independently determine, with your own advisors, the appropriateness for you of any Product. Neither Barclays nor any affiliate assumes any fiduciary responsibility or accepts any related liability for any consequences, including consequential losses, arising from the use of this document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of, and provides no assurances with respect to, information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources.

Products of the type described in this presentation may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. Prior to transacting, you should ensure that you fully understand (either on your own or through the use of independent expert advisors) the terms of the transaction and any legal, tax and accounting considerations applicable to you.

Barclays and its affiliates do not provide tax advice and nothing contained in the materials available on this page should be construed to be tax advice. Please be advised that any discussion of US tax matters contained in such materials (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding US tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

The indices referenced in this document that are not in any way affiliated with the Barclays Group and the owners of those indices and their affiliates take no responsibility for any of the content within this document. This document is not sponsored, endorsed, or promoted by any of these entities or their affiliates and none of these entities make any representation or warranty, express or implied, to any member of the public regarding the accuracy of the information cited in this document.

THESE MATERIALS DO NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO THE PRODUCTS. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS.

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